Exhibit 10.6

PERFORMANCE STOCK UNIT GRANT NOTICE

UNDER THE

TASKUS, INC.

2021 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED VESTING AWARD

TaskUs, Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”), hereby grants to the Participant the number of performance-based Restricted Stock Units (“Performance Stock Units”) equal to the “Number of Performance Stock Units” set forth below. The Performance Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), in Appendix A attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[ ], 2021

Performance Period:	The Performance Period applicable to the Performance Stock Units is set forth on Appendix A.

Number of Performance Stock Units:	[ ], consisting of:

[ ] Tranche I Performance Stock Units (the “Tranche I PSUs”);

[ ] Tranche II Performance Stock Units (the “Tranche II PSUs”); and

[ ] Tranche III Performance Stock Units (the “Tranche III PSUs”).

Vesting Schedule:	The Performance Stock Units shall vest in accordance with Appendix A.

* * *

TASKUS, INC.

By:
Title:

[Signature Page to Performance Stock Unit Grant Notice]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.

PARTICIPANT1

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To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

[Signature Page to Performance Stock Unit Grant Notice]

PERFORMANCE STOCK UNIT AGREEMENT

UNDER THE

TASKUS, INC.

2021 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED VESTING AWARD

Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the TaskUs, Inc. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), TaskUs, Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Performance Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of performance-based Restricted Stock Units (“Performance Stock Units”) provided in the Grant Notice (with each Performance Stock Unit representing an unfunded, unsecured right to receive one share of Class A Common Stock). The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice and Appendix A, attached hereto.

3. Settlement of Performance Stock Units. Subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Class A Common Stock for each Performance Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Performance Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Class A Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Class A Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Class A Common Stock are listed for trading.

4. Treatment of Performance Stock Units upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof, subject to the Vesting Schedule as provided in the Grant Notice and Appendix A, attached hereto (and for the avoidance for doubt, in the event of any conflict between the Grant Notice and Appendix A and Section 9(c)(ii) of the Plan, the provisions of the Grant Notice and Exhibit A will prevail).

5. Company; Participant.

(a) The term “Company” as used in this Performance Stock Unit Agreement with reference to employment or service shall include the applicable Service Recipient.

(b) Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Performance Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.

7. Rights as Stockholder. Subject to any payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant or a Permitted Transferee shall have no rights as a stockholder with respect to any share of Class A Common Stock underlying a Performance Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Class A Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Class A Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 13(d) of the Plan by having the Company withhold from the number of shares of Class A Common Stock otherwise deliverable pursuant to the settlement of the Performance Stock Units, a number of shares with a Fair Market Value, on the date that the Performance Stock Units are settled, equal to such withholding liability; provided, that the number of such shares of Class A Common Stock may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

9. Notice. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s VP Legal, Corporate Secretary or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient or any other member of the Company Group.

11. Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

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12. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Clawback/Forfeiture. This Performance Stock Unit Agreement shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) Applicable Law. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

14. Detrimental Activity. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, as determined by the Committee, then the Committee may, in its sole discretion, take actions permitted under the Plan, including, but not limited to: (i) cancelling any and all Performance Stock Units, or (ii) requiring that the Participant forfeit any gain realized on the settlement of the Performance Stock Unit or the disposition of any Class A Common Stock received upon settlement of the Performance Stock Units, and repay such gain to the Company.

15. Right to Offset. The provisions of Section 13(x) of the Plan are incorporated herein by reference and made a part hereof.

15. Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement (including the Grant Notice and Appendix A), the Plan shall govern and control.

17. Section 409A. It is intended that the Performance Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder and shall be interpreted as such.

18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Stock Units and on any shares of Class A Common Stock acquired under the Plan, to the extent that the Company, in its sole discretion, determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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19. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20. Entire Agreement. This Performance Stock Unit Agreement (including, without limitation, all exhibits and appendices attached hereto), the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

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Appendix A

Provided that the Participant has not undergone a Termination as of the last day of the applicable Performance Period (as defined below), even if the Participant undergoes a Termination following the last day of the Performance Period and prior to the Determination Date, and subject to the other provisions of this Appendix A, the Performance Stock Units will become vested based on achievement of the Performance Condition with respect to the applicable Performance Period.

1.     Performance Period. With respect to each of the Tranche I PSUs, the Tranche II PSUs and the Tranche III PSUs (each, a “Tranche”), the applicable Performance Period shall be as follows:

Percentage of Relevant Tranche Eligible to Vest (the “Vesting Eligible PSUs”)	Performance Period
20%	Date of Grant to 1st anniversary of IPO (“First Performance Period”)
20%	Date of Grant to 2nd anniversary of IPO (“Second Performance Period”)
20%	Date of Grant to 3rd anniversary of IPO (“Third Performance Period”)
40%	Date of Grant to 4th anniversary of IPO (“Final Performance Period”)

2.     Performance Condition. The number of Vesting Eligible PSUs in each Tranche that satisfy the Performance Condition during each applicable Performance Period shall be based on the achievement of the specified Enterprise Value CAGR levels set forth below:

Performance Condition	Level of Achievement
	First	Second	Third
Enterprise Value CAGR	15%	25%	35%

3.     Calculation of Number of Vested Performance Stock Units. Within 30 days following the completion of the applicable Performance Period, the Committee shall determine, as set forth below, the achievement with respect to the Performance Condition and calculate the “Percentage of Vesting Eligible PSUs Earned”, based on the table below, with respect to each Tranche, based on the “Level of Achievement” specified above during the applicable Performance Period.

The Performance Condition shall not be achieved and no Performance Stock Unit shall be vested in respect of the applicable Performance Period until the Committee certifies in writing the extent to which the Performance Condition has been met (each such date, the “Determination Date”). All determinations with respect to whether and the extent to which the Performance Condition has been achieved shall be made by the Committee, in its discretion, acting reasonably and in good faith.

In the event that actual performance in respect of the applicable Performance Period does not meet the “First” level of achievement with respect to the Performance Condition as set forth in the table above, the “Percentage of Vesting Eligible PSUs Earned” for each Tranche shall be 0%. In the event that actual performance in respect of the applicable Performance Period exceeds the “Third” level of achievement with respect to the Performance Condition as set forth in the table above, the “Percentage of Vesting Eligible PSUs Earned” for each Tranche shall be 100%.

If the actual performance with respect to the Performance Condition determined by the Committee is between (i) the “First” and “Second” levels of achievement or (ii) the “Second” and “Third” levels of achievement, then the “Percentage of Vesting Eligible PSUs Earned” for each Tranche shall be determined based on the level of achievement actually achieved. For example, if the actual performance with respect to the Performance Condition determined by the Committee is 20% (i.e., halfway between the “First” and “Second” levels of achievement), then the “Percentage of Vesting Eligible PSUs Earned” shall be determined based on the First level of achievement.

	Percentage of Vesting Eligible PSUs Earned
Level of Achievement	Tranche I PSUs	Tranche II PSUs	Tranche III PSUs
Below First	0%	0%	0%
At First	100%	0%	0%
At Second	100%	100%	0%
At Third	100%	100%	100%
Above Third	100%	100%	100%

Notwithstanding anything in the Grant Notice or this Performance Stock Unit Agreement to the contrary, any Performance Stock Units that are not earned in any of the First Performance Period, the Second Performance Period or the Third Performance Period (the “Catch-Up Units”) shall remain outstanding and eligible to become earned Performance Stock Units based on the level of achievement of the Performance Condition with respect to the Final Performance Period. The number of Catch-Up Units will be equal to the excess, if any, of the (a) the total number of Performance Stock Units that would be earned over all Performance Periods based on the level of achievement of the Performance Condition on the Determination Date with respect to the Final Performance Period (assuming such performance level in all prior Performance Periods), over (b) the number of Performance Stock Units earned in any prior Performance Period (with the total number of Catch-Up Units that may be earned not to exceed the total number of Performance Stock Units as set forth in the Grant Notice).

Provided that the Participant has not undergone a Termination, any Performance Stock Units that become earned Performance Stock Units in accordance with this Appendix A shall become vested on the last day of the applicable Performance Period, and shall settle in accordance with Section 3 of the Performance Stock Unit Agreement.

Any Performance Stock Units which do not become vested based on actual performance during the Performance Period shall be forfeited for no consideration therefor as of the Determination Date in respect of the Final Performance Period.

4.     Treatment of Performance Stock Units on a Change in Control. Notwithstanding the foregoing or anything in this Appendix A to the contrary:

•	In the event of a Change in Control prior to the Participant’s Termination:

•

In the event that the applicable Performance Period has been completed as of such Change in Control but which the Determination Date has not yet occurred in respect of such completed Performance Period, then the Committee shall determine the “Percentage of Vesting Eligible PSUs Earned” for each Tranche based on the level of achievement specified above based on actual performance for the applicable Performance Period and vest as of the date of the Change in Control; and

•

The Committee shall determine, in its sole discretion, the achievement with respect to the Performance Condition and calculate the “Percentage of Vesting Eligible PSUs Earned” for each Tranche based on the level of achievement specified above based on actual performance as of the date of the Change in Control (the “CIC Determination Date”). With respect to any Performance Stock Units for which:

•

The applicable Performance Period has been completed and the Determination Date in respect of such applicable Performance Period has occurred as of such Change in Control but which such Performance Stock Units remain outstanding and eligible to vest in connection with the Final Performance Period, to the extent that any such Performance Stock Units vest on the CIC Determination Date (i.e., the Third (or above) level of achievement is achieved), such Performance Stock Units shall fully vest and be settled in the form of consideration received in the Change in Control by holders of Class A Common Stock for each share of Class A Common Stock held on the date of such Change in Control (or, if holders are offered a choice of consideration in connection with the Change in Control, the type of consideration elected by the Participant); provided, that, in any such case, if any portion of the consideration received in the Change in Control by holders of Class A Common Stock is not cash or Marketable Securities, such portion will be settled and paid to the Participant in cash; and

•

The applicable Performance Period has not been completed as of the Change in Control, to the extent that any such Performance Stock Units satisfy the Performance Condition in connection with the CIC Determination Date, such Performance Stock Units shall instead vest and be settled in cash or Marketable Securities in equal installments on a quarterly basis following the Change in Control over the lesser of (i) the time remaining in the Final Performance Period or (ii) two years; provided, in each case, that the Participant has not undergone a Termination on or prior to the applicable quarterly vesting date(s); provided, further, that, to the extent that the Participant undergoes a Termination on or prior to the applicable quarterly vesting date by the Service Recipient without Cause, by the Participant for Good Reason, or due to death or Disability, then the Participant shall fully vest in such Performance Stock Units as of the date of such Termination.

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Any Performance Stock Units which do not (i) vest in connection with the CIC Determination Date or (ii) become eligible to vest following the Change in Control in accordance with the above, shall be forfeited upon the Change in Control for no consideration. With respect to any Performance Stock Units eligible to vest following the Change in Control in accordance with the above, the Performance Stock Units will be assumed by the purchaser in a manner that maintains the full economic value of the Performance Stock Units or, to the extent not so assumed, shall fully vest and be settled in cash or Marketable Securities upon the Change in Control.

5.     Treatment of Performance Stock Units on the Participant’s Termination.

•

In the event the Participant undergoes a Termination by the Service Recipient without Cause, by the Participant for Good Reason, or due to death or Disability, prior to the fourth anniversary of the IPO, a number of Performance Stock Units equal to the sum of (i) the excess, if any, of (x) the Termination Vesting-Eligible PSUs over (y) any Vesting Eligible PSUs that previously vested on any Determination Date shall remain outstanding and eligible to vest on the Termination Determination Date plus (ii) an additional 25% of each Tranche shall remain outstanding and eligible to vest on the Termination Determination Date, and shall settle in accordance with Section 3 of the Performance Stock Unit Agreement; provided, that no more than the total number of Performance Stock Units granted shall vest on or prior to the Termination Determination Date; provided, further, that any Performance Stock Units that are not eligible to become vested Performance Stock Units on the Termination Determination Date or that do not vest on the Termination Determination Date shall be forfeited as of the Termination Date for no consideration.

For example, if the Participant’s Termination occurs on the date that is two years and six months following the IPO, and assuming that below the “First” level of achievement was achieved in connection with the First Performance Period, the percentage of the Performance Stock Units that would be eligible to vest on the Termination Determination Date would be 87.5% of the Performance Stock Units in each Tranche and 12.5% of the Performance Stock Units in each Tranche would be forfeited for no consideration as of the Termination Date.

6.     Defined Terms.

“Beginning Enterprise Value” shall mean $                .

“Ending Enterprise Value” shall mean the 30-day volume-weighted average price for each share of Class A Common Stock ending on and including the last day of the applicable Performance Period (or, if applicable, as of a Change in Control).

“Enterprise Value” shall mean the excess of (i) the sum of (a) market capitalization of the Company and (b) total debt of the Company over (ii) the sum of (a) cash and (b) cash equivalents, as determined by the Board in good faith.

“Enterprise Value CAGR” shall mean compounded annual growth rate with respect to Enterprise Value, which shall be expressed as a percentage (rounded to the nearest tenth of a percent) and calculated for the applicable Performance Period using the following formula:

Where “n” equals the period of time (in years) elapsed from the Date of Grant to the last day of the applicable Performance Period (or, if applicable, to a Change in Control).

“IPO” shall mean the consummation of the Company’s initial public offering.

“Marketable Securities” shall mean securities that (i) are (x) listed on an established U.S. national or non-U.S. securities exchange or (y) quoted on the NASDAQ National Market System and (ii) are not subject to restrictions on transfer as a result of applicable contract provisions, the provisions of the Securities Act or regulations under the Securities Act (other than the holding period, volume, manner-of-sale and notice restrictions of Rule 144 promulgated under the Securities Act or any successor rule thereto or other applicable law).

“Termination Determination Date” shall mean the Committee’s certification in writing the extent to which the Performance Condition has been met in respect of the Termination Performance Period.

“Termination Performance Period” shall mean the Performance Period beginning on the Date of Grant and ending on the first anniversary of the date of Termination.

“Termination Vesting-Eligible PSUs” shall mean the number of Performance Stock Units in each Tranche that will be deemed to have been Vesting Eligible Performance Stock Units (in lieu of the schedule set forth under “Performance Period,” above) as of and prior to the Termination assuming that the following schedule applied from the Date of Grant until the date of Termination: 25% of each Tranche in respect of each of the First Performance Period, Second Performance Period, Third Performance Period and Final Performance Period, with interpolation on a linear basis between Performance Periods based on the number of days in the applicable Performance Period between the last day of the immediately preceding Performance Period and the date of Termination.